Exhibit 10.11

Execution Version

CORTENDO AB

INVESTORS’ RIGHTS AGREEMENT

February 10, 2015

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5.2	Governing Law	22
5.3	Counterparts	22
5.4	Titles and Subtitles	23
5.5	Notices	23
5.6	Amendments and Waivers	23
5.7	Severability	24
5.8	Aggregation of Stock	24
5.9	Additional Investors	24
5.10	Entire Agreement	24
5.11	Jurisdiction and Waiver	24
5.12	Delays or Omissions	25
5.13	Further Assurances	25
5.14	Acknowledgement of Right to Conduct Activities	25

Schedule A - Schedule of Investors

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INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 10th day of February, 2015, by and among Cortendo AB, a public limited liability company incorporated and registered in Sweden under the Swedish Companies Act with business organization number 556537-6554 (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS, the Company and the Investors are parties to the Share Purchase Agreement dated as of January 12, 2015 (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall, among other matters, govern the rights of the Investors to cause the Company to register the shares of Common Stock beneficially owned by the Investors, to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

1.1       “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2       “Board of Directors” means the group of individuals that are elected by the stockholders of the Company under Swedish law to establish corporate management related policies and to make decisions on major Company issues.

1.3       “Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York or Stockholm, Sweden.

1.4       “Change in Control” means either: (A) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company; or (B) any of the following: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.5       “Closing” means the closing of the purchase and sale of the Common Stock pursuant to the Purchase Agreement.

1.6       “Common Stock” means shares of the Company’s common stock, par value Swedish Krona 1 per share.

1.7       “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8       “Demand Registration” has the meaning set forth in Subsection 2.2(b)(i).

1.9       “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.10          “Emerging Growth Company” shall have the meaning set forth in the Jumpstart Our Business Startups Act of 2012.

1.11          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.12          “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities;

or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.13          “Foreign Private Issuer” shall have the meaning set forth in Rule 405 of the Securities Act and Rule 3b-4(b) of the Exchange Act.

1.14          “Form F-1” means a registration statement on Form F-1 promulgated by the SEC under the Securities Act or any substantially similar form then in effect.

1.15          “Form F-3” means a registration statement on Form F-3 promulgated by the SEC under the Securities Act or any substantially similar form then in effect.

1.16          “Holder” means any holder of Registrable Securities who is a party to this Agreement, or who becomes party to this agreement as a permitted transferee pursuant to Subsection 5.1 hereof.

1.17          “IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board and as adopted by the European Union.

1.18          “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.19          “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.20          “IPO” means the Company’s first underwritten public offering of its Common Stock either (i) under the Securities Act with its shares of Common Stock listed on a U.S. Trading Market, or (ii) under the applicable securities law of a non-U.S. country with its shares of Common Stock listed on a Non-U.S. Stock Exchange.

1.21          “Nasdaq Capital Market” means the NASDAQ Capital Market.

1.22          “Nasdaq Global Market” means the NASDAQ Global Market.

1.23          “Nasdaq Global Select Market” means the NASDAQ Global Select Market.

1.24          “Non-U.S. Stock Exchange” means a major international stock exchange comparable to a U.S. Trading Market (defined below) including but not limited to Euronext and the London Stock Exchange.

1.25          “Norwegian Stock Exchange” means the Oslo Børs or Oslo Axess stock exchange.

1.26          “NYSE” means the New York Stock Exchange.

1.27          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.28          “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

1.29          “Registrable Securities” means any (i) Common Stock beneficially owned by a Holder, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by a Holder after the date hereof; (ii) any Common Stock issued to a Holder as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; and (iii) if applicable, any American Depository Receipts representing the Common Stock beneficially owned by a Holder if registered by the Company pursuant to Subsection 2.1 herein; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 5.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.17 of this Agreement.

1.30          “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.31          “Registration Expenses” means (i) all expenses incurred by the Company incident to the Company’s filing of a Registration Statement with the SEC pursuant to this Agreement, including, without limitation, all stock exchange, SEC, FINRA and, to the extent applicable, state securities registration, listing and filing fees, printing expenses, fees, “blue sky” fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and (ii) the reasonable and documented fees and expenses of one legal counsel to the Investors who are participating as selling stockholders in such registration, subject to an aggregate of thirty five thousand dollars (US$35,000), and (iii) any transfer taxes, in each case relating to the sale or disposition of the Registrable Securities by any Investor.

1.32          “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.16 hereof.

1.33          “SEC” means the Securities and Exchange Commission.

1.34          “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.35          “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.36          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.37          “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.10.

1.38          “U.S. Listing” has the meaning ascribed thereto in Subsection 2.1.

1.39          “U.S. Trading Market” means any of the NYSE, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market, as applicable.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1                               U.S. Listing.  Promptly following the Closing, the Company shall exercise commercially reasonable efforts to (a) take all necessary actions within ten (10) months from the date of Closing (the “Listing Objective Date”) to effect the listing of either (i) the Company’s Common Stock, or (ii) American Depository Receipts representing the Common Stock (“ADRs”) on the Nasdaq Global Market or the NYSE or, if listing on neither of these stock markets is available, on the Nasdaq Capital Market, (b) take all actions necessary to register such class of securities under the Exchange Act, as well as (c) pay all fees and expenses related to such listing on a U.S. Stock Exchange, and (d) to the extent applicable, to cause the registration of the Common Stock or issuance of such ADRs, if applicable, and obtain all required approvals for the listing of the Common Stock or ADRs representing the Common Stock with the applicable U.S. Trading Market (collectively, a “U.S. Listing”). The Company shall also exercise commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to then continue the U.S. Listing and trading of its Common Stock on the applicable U.S. Trading Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations applicable to issuers whose securities are listed on such U.S. Trading Market. The Company also agrees that the Investors shall have the rights set forth in this Agreement with respect to the registration under the Securities Act for resale of the Registrable Securities of the Investors.  Notwithstanding any of the foregoing to the contrary, in the event that it becomes reasonably certain that the Company cannot effect a U.S. Listing pursuant to the above requirements by the Listing Objective Date, the Company shall promptly exercise commercially reasonable efforts to effect the listing of its Common Stock on a Non-U.S. Stock Exchange, and take all actions necessary to register such class of securities, as well as pay all fees and expenses related to the Non-U.S. Stock Exchange listing (collectively, a “Non-U.S. Listing”).

2.2                               Transfer to Norwegian Stock Exchange.  As soon as it becomes reasonably certain that a U.S. Listing cannot be effected by the Listing Objective Date (which determination shall be made, if necessary, not later 120 days prior to the Listing Objective Date), the Company shall exercise commercially reasonable efforts to cause its shares to be transferred from the NOTC-A-list of the Norwegian Over-The-Counter market to the Norwegian Stock Exchange (the “Alternate Trading Market”) as soon as reasonably practicable but, in any event, not later than the Listing Objective Date.  Unless otherwise agreed to in writing with the consent of the Holders of a majority of the Registrable Securities then outstanding, from and after such transfer, the Company shall also exercise commercially reasonable efforts to continue the listing on the Alternate Trading Market and trading of its Common Stock on the Alternate Trading Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations applicable to issuers whose securities are listed on such market.

2.3                               Demand Registration Rights.  If at any time the Company receives a request from Holders of more than twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file with the SEC a registration statement on Form F-1 for an aggregate offering price to the public of not less than $5 million with respect to the Registrable Securities then outstanding, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, exercise its best efforts to (A) file with the SEC a Form F-1 registration statement under the Securities Act covering the resale of all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.5 (the “Demand Registration”), and (B) in connection with such Demand Registration, take all necessary actions to effect the listing of (a) the Company’s Common Stock, or (ii) ADRs representing the Common Stock, as may be applicable, on the U.S. Trading Market (or, if applicable, as set forth below, on the Non-U.S. Stock Exchange), (b) take all actions necessary to register such class of securities under the Exchange Act, as well as (c) pay all fees and expenses related to the U.S. Listing, and, to the extent permitted by applicable law, all Registration Expenses of the Company and the Holders (exclusive of Selling Expenses), and (d) to the extent applicable, to cause the registration of the issuance of such ADRs, if applicable, and obtain all required approvals for the listing of the Common Stock or ADRs representing such Common Stock with the applicable U.S. Trading Market (or, if applicable, as set forth below, the applicable Non-U.S. Stock Exchange). The Company shall also exercise commercially reasonable efforts to maintain the U.S. Listing (or, if applicable, a Non-U.S. Listing) and trading of its Common Stock on the applicable U.S. Trading Market (or, if applicable, the applicable Non-U.S. Stock Exchange) and, in accordance, therewith, will use commercially reasonable efforts to comply with all applicable reporting, filing and other obligations applicable to a Foreign Private Issuer (including if the Company qualifies as an Emerging Growth Company under the Securities Act) whose securities are listed on the Company’s applicable U.S. Trading Market.  If at any time the Company does not qualify as a Foreign Private Issuer, these rights shall apply to a Demand Registration on Form S-1.  Notwithstanding any of the foregoing to the contrary, in the event the Company is unable to effect a U.S. Listing and effects a Non-U.S. Listing, the foregoing Demand Rights shall apply mutatis mutandis in respect to the Holders’ Demand Registration rights under this Subsection 2.3 and the Company shall be obligated to exercise commercially reasonable efforts to effect such registration under the securities laws of the jurisdiction applicable to such Non-U.S. Stock Exchange substantially consistent with the foregoing requirements.

2.4                               Form F-3 Demand.  If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from Holders of Registrable Securities then outstanding that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, use its best efforts to file a Form F-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.5.  The Company shall not be obligated to effect more than two (2) registrations pursuant to this Subsection 2.4 during any twelve (12) month period.  The Company may defer a Form F-3 filing for up to ninety (90) days once during any twelve (12) month period.  If at any time the Company does not qualify as a Foreign Private Issuer, these rights shall apply to a demand registration on Form S-3 (if available to the Company).

2.5                               Limitations on Demand Registration.

(a)                                 Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Subsection 2.3 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) it would be materially detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan.

(b)                                 Notwithstanding the foregoing obligations, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsections 2.3 and 2.4 (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) during any twelve (12) month period after the Company has effected two (2)

Demand Registrations pursuant to Subsection 2.3 during such twelve month period; (iii) if the Company delivers notice to the Holders of Registrable Securities within thirty (30) days of any such Demand Registration request of its intent to file a registration statement for a IPO within sixty (60) days; or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Subsection 2.4.  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.4 if the Company has effected two (2) registrations pursuant to Subsection 2.4 within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Subsection 2.5 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.10, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.5.

2.6                               Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock (or, if applicable, ADRs) under the Securities Act (or, if applicable, pursuant to the securities laws of a Non-U.S. jurisdiction) in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.7, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.6 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.10.

2.7                               Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.3 or 2.4 the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.3 or 2.4  and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.8(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.7, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and, subject to Subsection 2.7(b) herein, the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportions as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.6, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below one third (33-1/3%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.  For purposes of the provision in this Subsection 2.7(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)  For purposes of Subsection 2.7, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.7,

fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.8                               Obligations of the Company.  Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and

(k)                                 if the Company ceases to be a Foreign Private Issuer able to use a registration statement on Form F-1, F-3 or F-4, as the case may be, and continues to be a SEC registrant, then all references in this Agreement to any such form shall be deemed to be references to Form S-1, S-3 or S-4, as appropriate.

2.9                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.10                        Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $35,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.3 or 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.5, as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.5.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.11                        Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of Section 2.

2.12                        Indemnification.  If any Registrable Securities are included in a registration statement under Section 2:

(a)                                 To the extent permitted by law (including, but not limited to, Swedish company law), the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.12(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.12(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.12(b) and 2.12(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.12 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.12, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.12, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.12.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either:  (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.12 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.12 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.12, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.12(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.12(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.12 shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive the termination of this Agreement.

2.13                        Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F 3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.14                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (ii) to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 5.9.

2.15                        “Market Stand-off” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock purchased pursuant to the Purchase Agreement held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise (the “Holder’s Market Stand-off Agreement”).  The foregoing provisions of the Holder’s Market Stand-off Agreement shall apply only to the IPO and only to shares of Common Stock purchased pursuant to the Purchase Agreement, and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the Insider’s Market Stand-off Agreement (defined below).  The Company shall use commercially reasonable efforts to obtain an agreement from all officers and directors and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock that they will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter(s), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by such officer, director or stockholder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise (the “Insider’s Market Stand-off Agreement”).  The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.15 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.15 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.16                        Restrictions on Transfer.

(a)                                 The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate, instrument, or book entry representing the Registrable Securities, and any other securities issued in respect of such securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.16(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.16.

(c)                                  The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.16.  Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.16(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.17        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2 shall terminate upon the earliest to occur of:

(a)           A Change in Control; or

(b)           such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.

3.             Information Rights.

3.1          Delivery of Financial Statements.  The Company shall deliver to each Holder:

(a)           as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)           as soon as practicable, but in any event within sixty  (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with IFRS (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with IFRS);

(c)           as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Holders to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)           such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); (ii) where the provision of such information would constitute a violation of applicable insider legislation; or (iii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel;

(e)           with respect to the financial statements called for in Subsection 3.1(a) or (b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with IFRS consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein;

(f)            The Company shall provide to the Investors a copy of all documents, including all financial statements, and all other documents that the Company may be required to file or make available to securities holders, in the English language, translated by a reputable and recognized qualified translator or translation firm in Sweden or Norway as necessary and as may be mutually agreed to by the Company and the Holders.  Any financial statements and press releases disclosed by the Company shall be disclosed in English contemporaneously with any disclosure in Swedish.  The Company will contemporaneously make such documents and information in the English and Swedish languages available on the Company’s website.

(g)           Any financial statements and press releases disclosed by the Company shall be disclosed in English language contemporaneously.  With respect to the provision of such information rights, during the period prior to a U.S. Listing, the Company shall deliver such information by email to the Investors.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2          Termination of Information Rights.  The covenants set forth in Subsection 3.1 shall terminate and be of no further force or effect (i) immediately upon the consummation of an IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

3.3          Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.3 (iii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by any applicable law, rule, or regulation or in connection with any judicial, administrative, or regulatory investigation, inquiry or proceeding, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.4          Classification of the Company for United States Tax Purposes.

(a)           The Company represents, warrants and agrees that (i) the Company has made, or will make, an election (effective no later than the date hereof) to have the Company treated as an association taxable as a corporation for United States federal income tax purposes on Internal Revenue Service Form 8832, in the manner described under Section 301.7701-3(c) of the United States Treasury Regulations, or (ii) the Company is otherwise taxable as a corporation for United States federal income tax purposes.

(b)           Without the consent of the Investors, the Company shall not make any election to be treated as a partnership for United States federal income tax purposes, and the Company shall not take any other action or reporting position that would be inconsistent with the treatment of the Company as a corporation for United States federal income tax purposes.

3.5          Passive Foreign Investment Company Representations.

(a)           The Company, at its own cost and expense, shall review its tax status at least annually with qualified United States tax advisors in order to determine whether or not the Company or any of its Subsidiaries is a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code, and notify the Investors of such status within sixty (60) days of the end of each calendar year.

(b)           Upon written request by an Investor, the Company shall promptly, and in any event no later than the date that is 75 days after the end of the taxable year of the Company, provide such Investor with a “PFIC Annual Information Statement” (within the meaning of Treasury Regulations section 1.1295-1(g)) after the end of each taxable year of the Company.  The Company will only be obligated to comply with this clause (b) to the extent it is currently, or has been at any point during the ownership of such Investor, a PFIC.  Any PFIC Annual Information Statement shall be signed by the Company or an authorized representative of the Company and shall set forth the following information:

(A)          The first and last days of the taxable year of the Company;

(B)          Sufficient information to enable the Investor to calculate its pro rata shares of the Company’s ordinary earnings and net capital gain, for that taxable year indicated in clause (i) above;

(C)          The amount of cash and the fair market value of other property distributed or deemed distributed to the Investor during the taxable year of the Company to which the PFIC Annual Information Statement pertains; and

(D)          A statement that the Company will permit the Investor to inspect and copy the Company’s permanent books of account, records, and such other documents as may be maintained by the Company to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. federal income tax principles, and to verify these amounts and the Investor’s pro rata shares thereof.

(c)           If the Company directly owns any stock of one or more PFICs with respect to which the Investor may make a section 1295 election, the Company shall use commercially reasonable efforts to prepare a PFIC Annual Information Statement that combines with its own information and representations the information and representations of such other PFICs; provided, however, that the Company will only be required to provide the relevant information with respect to any other PFICs to the extent the Company has reasonable access to such information with respect to such PFIC.

3.6          Controlled Foreign Corporation Representations.  The Company, at its own cost and expense, shall review its tax status at least annually with qualified United States tax advisors in order to determine whether or not the Company or any of its Subsidiaries is a CFC and, if it is determined that the Company or any of its Subsidiaries is a CFC, shall determine the amount of the Company’s and its Subsidiaries’ subpart F income, as defined in Section 952 of the Code, the amount of the Company’s and its Subsidiaries’ earnings and profits potentially treated as dividends pursuant to Section 1248 of the Code, and the Investor’s pro rata portion of either of the foregoing.

4.             Additional Covenants.

4.1          Amendment to the HealthCap Investment Agreement.  The Company shall use its commercially reasonable efforts to obtain the necessary approval (at board meetings or otherwise, as the case may be) to amend that certain Investment Agreement between the Company and HealthCap VI L.P., among others, dated October 30, 2014 (the “HealthCap Investment Agreement”), as necessary to terminate the covenant by the Parties (as defined in the HealthCap Investment Agreement) to vote in favor of the delisting of the Company’s shares from the NOTC A-list of the Norwegian Securities Dealers Association, as set forth in the first paragraph of Section 7 of the HealthCap Investment Agreement.  Furthermore, the Company agrees not to take any action which would cause the delisting from the NOTC-A-list unless in accordance with Section 2.2 of this Agreement as necessary to cause its shares to be transferred from the NOTC-A-list to the Alternative Trading Market.

4.2          Market Stand-off Agreement for Outstanding Stock.  The Company shall exercise commercially reasonable efforts to ensure that all current and future directors, employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock enter into an Insider’s Market Stand-off Agreement as defined in Subsection 2.15.

4.3          FCPA.  The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws.  The Company shall promptly notify each Investor if the Company becomes aware of any enforcement action.  The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA.  The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

4.4          Termination of Covenants.  The covenant set forth in Subsection 4.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

5.             Miscellaneous.

5.1          Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least fifty percent (50%) of the shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) held by the transferring Holder immediately prior to such transfer; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.15.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2          Governing Law.  This Agreement shall be governed by the internal law of the State of New York.

5.3          Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail

(including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4          Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5          Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 5.5.  If notice is given to the Company, a copy shall also be sent to Aron Izower, Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022, (212) 521-5400, aizower@reedsmith.com and if notice is given to Investors, a copy shall also be given to Michael Fantozzi, Mintz Levin Cohn Ferris Glovsky and Popeo PC, One Financial Center, Boston, MA  02111, (617) 348-1640, mlfantozzi@mintz.com and Trevor J. Chaplick, Proskauer, 1001 Pennsylvania Avenue, NW, Suite 400 South, Washington, DC 20004, (202) 416-6829, tchaplick@proskauer.com.

5.6          Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding (“Majority Holders”); provided that the Company may in its sole discretion waive compliance with Subsection 2.16(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.16(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Subsection 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.7          Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.8          Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.9          Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Common Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Common Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

5.10        Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.11        Jurisdiction and Waiver.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL:  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PURCHASE AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY

DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement.  The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

5.12        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.13        Further Assurances.  Each of the Holders agrees, prior to and after the consummation of any registration of any Registrable Securities, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

5.14        Acknowledgement of Right to Conduct Activities. The Company hereby agrees and acknowledges that each Investor (together with its affiliates) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, each Investor shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of any Holder to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

CORTENDO AB

By:	/s/ H Joseph Reiser

Name:	H Joseph Reiser

Title:	Chairman

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

RA CAPITAL HEALTHCARE FUND, LP

By:	/s/ Peter Kolchinsky

Name:	Peter Kolchinsky

Title:	Manager

GROWTH EQUITY OPPORTUNITIES FUND III, LLC

By: New Enterprise Associates 14, L.P., its sole member

By: NEA Partners 14, L.P., its general partner

By: NEA 14 GP, LTD, its general partner

By:

Name:

Title:

BROADFIN CAPITAL

By:

Name:

Title:

HEALTHCAP VI, L.P.

By: HealthCap VI GP S.A, its general partner

By:

Name:

Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

RA CAPITAL HEALTHCARE FUND, LP

By:

Name:

Title:

GROWTH EQUITY OPPORTUNITIES FUND III, LLC

By: New Enterprise Associates 14, L.P., its sole member

By: NEA Partners 14, L.P., its general partner

By: NEA 14 GP, LTD, its general partner

By:	/s/ Louis S. Citron

Name:	Louis S. Citron

Title:	Chief Legal Officer

BROADFIN CAPITAL

By:

Name:

Title:

HEALTHCAP VI, L.P.

By: HealthCap VI GP S.A, its general partner

By:

Name:

Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

RA CAPITAL HEALTHCARE FUND, LP

By:

Name:

Title:

GROWTH EQUITY OPPORTUNITIES FUND III, LLC

By: New Enterprise Associates 14, L.P., its sole member

By: NEA Partners 14, L.P., its general partner

By: NEA 14 GP, LTD, its general partner

By:

Name:

Title:

BROADFIN CAPITAL

By:	/s/ Jason Abrams

Name:	Jason Abrams

Title:	Chief Financial Officer

HEALTHCAP VI, L.P.

By: HealthCap VI GP S.A, its general partner

By:

Name:

Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

RA CAPITAL HEALTHCARE FUND, LP

By:

Name:

Title:

GROWTH EQUITY OPPORTUNITIES FUND III, LLC

By: New Enterprise Associates 14, L.P., its sole member

By: NEA Partners 14, L.P., its general partner

By: NEA 14 GP, LTD, its general partner

By:

Name:

Title:

BROADFIN CAPITAL

By:

Name:

Title:

HEALTHCAP VI, L.P.

By: HealthCap VI GP S.A, its general partner

By:	/s/ Dag Richter, /s/ Francois Kaiser

Name:	Dag Richter, Francois Kaiser

Title:	Director, Director

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

BLACKWELL PARTNERS, LLC

By:	/s/ Abayomi Adigun

Name:	Abayomi Adigun

Title:	Investment Manager, DUMAC, Inc.
As Authorized Agent

By:	/s/ Gregory A. Hudgins

Name:	Gregory A. Hudgins

Title:	Head of Operations, DUMAC, Inc.
As Authorized Agent

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

RA Capital Healthcare Fund, LP
20 Park Plaza Suite 1200
Boston, MA 02116
Telephone:	+1 617-778-2500
Facsimile:	+1 617-778-2510
Attention:	Amanda Daniels

Growth Equity Opportunities Fund III, LLC
NEA Ventures 2014, Limited Partnership
c/o New Enterprise Associates
1954 Greenspring Drive, Suite 600
Timonium, Maryland 21093
Telephone:	+1 410-842-4017
Facsimile:	+1 410-842-4117
Attention:	Sasha Keough, Esq.

Broadfin Capital
300 Park Avenue, 25th Floor
New York, New York 10022
Telephone:	+1 212-808-2460
Facsimile:	+1 212-808-2464
Attention:	Jason Abrams

HealthCap VI L.P.
c/o Corporation Trust Center, 1209 Orange Street
Wilmington, Delaware 19801
Telephone:	+41 21-61435 00
Facsimile:	+41 21-601 55 44
Attention:	Dag Richter

Blackwell Partners, LLC
280 South Mangum Street, Suite 210
Durham, North Carolina 27701-3675
Telephone:	+1 919-668-9902
Facsimile:	+1 919-668-9902
Attention:	Blackwell Partners, LLC